     As filed with the Securities and Exchange Commission on June 25, 2001
                                                       Registration No. 333-____


               ==================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                ______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            The Lamaur Corporation
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
        (State or Other Jurisdiction of Incorporation or Organization)

                                  68-0301547
                     (I.R.S. Employer Identification No.)

    5601 East River Road, Fridley, MN                                 55432
  (Address of  Principal Executive Offices)                       (Zip Code)

                            The Lamaur Corporation.
                            1997 Stock Option Plan
                           (Full Title of the Plans)

          Jay Olson, Vice President - Finance, The Lamaur Corporation
                    5601 East River Road, Fridley, MN 55432
                    (Name and Address of Agent for Service)

                                (763) 571-1234
          Telephone Number, Including Area Code, of Agent For Service

                                  Copies to:
                              Mark S. Weitz, Esq.
                            Mark A. Petersen, Esq.
             Leonard, Street and Deinard Professional Association
                            150 South Fifth Street
                                  Suite 2300
                         Minneapolis, Minnesota 55402
                                (612) 335-1500

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                          Proposed        Proposed
                                                                                          Maximum         Maximum
                                                                             Amount       Offering       Aggregate        Amount of
                                                                             To Be       Price Per        Offering      Registration
                Title of Securities To Be Registered                       Registered     Share(1)        Price(1)         Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per share, issuable under The Lamaur
 Corporation 1997 Stock Option Plan                                        2,000,000     $   0.10        $200,000.00    $   50.00

====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the bid and asked prices for such stock at market close on June 21, 2001, as reported by the Over-the-Counter Bulletin Board.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The documents listed below are incorporated herein by reference. All documents subsequently filed by The Lamaur Corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's common stock, $.01 par value per share ("Common Stock"), offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

          (a) The Registrant's Definitive Schedule 14A (Proxy Statement) filed with the Securities and Exchange Commission (the "Commission") on April 18, 2001 (Commission File No. 0-28174), relating to the Registrant's Annual Meeting of Shareholders held on May 16, 2001;

          (b) The Registrant's Preliminary Schedule 14A (Proxy Statement), relating to the Registrant's Annual Meeting of Shareholders held on May 16, 2001;

          (c) The Registrant's Annual Report to Shareholders, relating to the Registrant's Annual Meeting of Shareholders held on May 16, 2001;

          (d) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

          (e) The Registrant's Reports on Form 10-Q for the fiscal quarter ended March 31, 2001;

          (f) The description of the Common Stock contained in the Registrant's Registration Statement filed on Form 8-A dated April 5, 1996, filed pursuant to Section 12(g) of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") grants each corporation organized under the laws of the State of Delaware the power to indemnify its officers and directors under certain circumstances. Article V of the Registrant's Amended and Restated Bylaws provides for indemnification to the fullest extent permitted by Section 145.

          As authorized by Section 102 of the Delaware GCL, the Registrant has included in its Certificate of Incorporation a provision eliminating the liability of a director to the Registrant or its stockholders for monetary damages for certain breaches of a director's fiduciary duties to the Registrant. Liability may not be and has not been limited for breaches of the duty of loyalty, intentional misconduct, distributions made in contravention of Section 174 of the Delaware GCL or for any transaction in which a director derives an improper personal benefit.

          The Registrant has a directors and officers liability insurance policy which, under certain circumstances, insures its directors and officers against the cost of defense, settlement or payments of judgment.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the person indemnified may be entitled under any agreement, vote of stockholders or directors, or otherwise.

          For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 hereof.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          4.1 Certificate of Incorporation of the Registrant, as amended to date

          4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant's Form 10-K for the period ended December 31, 2000)

          5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the Common Stock being registered

          23.1 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)

          23.2   Consent of Deloitte & Touche LLP

          24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.   Undertakings.

(a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fridley, State of Minnesota on this 21st day of June, 2001.

                                         THE LAMAUR CORPORATION
                                         (Registrant)

                                         /s/  Lawrence H. Pesin
                                         ----------------------------------
DATE: June 21, 2001                      LAWRENCE H. PESIN
                                         Chairman of the Board and
                                         Chief Executive Officer

          Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


      Signature                                       Title                             Date
      ---------                                       -----                             ----
/s/  Lawrence H. Pesin                      Chairman of the Board and Chief          June 21, 2001
-------------------------------
LAWRENCE H. PESIN                           Executive Officer
                                            (Principal Executive Officer)
                                                                                     June 21, 2001
/s/  Jay Olson                              Vice President, Finance
-------------------------------
JAY OLSON                                   (Principal Financial and
                                            Accounting Officer)

/s/  Harold M. Copperman                    Director                                 June 21, 2001
-------------------------------
HAROLD M. COPPERMAN

/s/  Perry D. Hoff                          Director                                 June 21, 2001
-------------------------------
PERRY D. HOFF

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence H. Pesin his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                                       Title                             Date
      ---------                                       -----                             ----
/s/  Lawrence H. Pesin                      Chairman of the Board and Chief          June 21, 2001
-------------------------------
LAWRENCE H. PESIN                           Executive Officer
                                            (Principal Executive Officer)

/s/  Jay Olson                              Vice President, Finance                  June 21, 2001
-------------------------------
JAY OLSON                                   (Principal Financial and
                                            Accounting Officer)

/s/  Harold M. Copperman                    Director                                 June 21, 2001
-------------------------------
HAROLD M. COPPERMAN

/s/  Perry D. Hoff                          Director                                 June 21, 2001
-------------------------------
PERRY D. HOFF

                           EXHIBIT INDEX TO FORM S-8

Exhibit        Description
-------        -----------
Number
------

   4.1 Certificate of Incorporation of the Registrant, as amended to date

   4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii) of the Registrant's Form 10-K for the period ended December 31, 2000)

   5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the Common Stock being registered

  23.1 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)

  23.2         Consent of Deloitte & Touche LLP

  24.1 Power of Attorney (included on the signature page of this Registration Statement)